Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Mar-00
Payment Date            25-Apr-00
Prior Payment Date      27-Mar-00

A     AGGREGATE DISCOUNTED LEASE BALANCE (Discount Rate = 7.505%)
      Initial Aggregate Discounted Lease Balance                                                   174,935,104.00

      Discounted Contract Balance, beginning                                                       137,039,488.59

      Discounted Contract Balance, ending                                                          131,732,778.92

B     PAST DUE LEASE PAYMENTS
      Past due balance, beginning                                                                      878,107.84
            Past due payments received (reimbursed per this report)                                    837,942.76
            Past dues on Non-Performing, Warranty and Adjusted Leases                                        0.00
            Past dues on Early Terminations                                                                  0.00
            New Net Advances (last month's current Contracts that became past due)                     567,842.21
            Past dues on Replacement Leases                                                                  0.00
                                                                                                   --------------
      Past due balance, ending                                                                         608,007.29
                                                                                                   ==============

C     ADVANCE LEASE PAYMENTS
            Applied to Current from Prepaid                                                                  0.00
            Advance payments on Disqualified Leases                                                          0.00
            Received on Replacement Leases                                                                   0.00
            Received this month                                                                        253,066.72
                                                                                                   --------------
      Total Advance Lease Payments Received                                                            253,066.72
                                                                                                   ==============

D     SUBSTITUTIONS
      Defaulted Leases and Adjusted Contracts Substitued to date, beginning                                  0.00
            Defaulted Leases and Adjusted Contracts provided with Substitute Leases                          0.00
                                                                                                   --------------
      Defaulted Leases and Adjusted Contracts Substitued to date, ending                                     0.00
                                                                                                   ==============
      Percentage of Aggregate Discounted Lease Balance at Cut-Off Date                                       0.00%

      Non Defaulted Leases or Adjusted Contracts Substitued to date, beginning                               0.00
            Non Defaulted Leases or Adjusted Contracts provided with Substitute Leases                       0.00
                                                                                                   --------------
      Non-Defaulted Leases or Adjusted Contracts Substitued to date, ending                                  0.00
                                                                                                   ==============

                                                                                                   --------------
      Total Substitutions, ending                                                                            0.00
                                                                                                   ==============
      Percentage of Aggregate Discounted Lease Balance at Cut-Off Date (not to exceed 10%)                   0.00%

E     RESERVE ACCOUNT
      Reserve Account balance, beginning                                                             1,749,351.04
            Required Reserve Fund Amount (min $1,749,351.04 or Aggregate Note Balance)               1,749,351.04
            Excess (Shortfall)                                                                               0.00
            Deposit from (Release to) Certificateholder                                                      0.00
                                                                                                   --------------
      Reserve Account balance, ending                                                                1,749,351.04
                                                                                                   ==============

F     AVAILABLE FUNDS (COLLECTION ACCOUNT)
            Regular monthly Lease Payments                                                           4,974,395.33
            Reinvestment Income from Collection Account and Reserve Account                                  0.00
            Past due payments received                                                                 837,942.76
            Past due payments due on Early Termination (From Seller)                                         0.00
            Proceeds from Prepayments not replaced                                                     390,107.21
            Recoveries on Non-Performing Leases not Substituted                                              0.00
            Servicer Advances                                                                          608,007.29
            Casualty and Termination Payments                                                                0.00
            Expired Contract Proceeds                                                                        0.00
            NSF payments prior month                                                                         0.00
            Advance Lease Payments                                                                     253,066.72
                                                                                                   --------------
      Total Available Funds                                                                          7,063,519.31
                                                                                                   ==============


G     PAYMENTS TO THE SERVICER AND TRUSTEE
            Past due payments received, prior advance                                                  878,107.84
            Past due payments due, current advance                                                    (608,007.29)
            Past due payments advanced on Disqualified Leases                                                0.00
            Advance payments on Disqualified Leases                                                          0.00
            Servicer Fee                                                                                57,099.79
            Excess Cash                                                                                 60,228.93
                                                                                                   --------------
      Total Net Payments due to (from) Servicer                                                        387,429.26
                                                                                                   ==============
            Back-up Servicer Fee (3.0 bp)                                                                3,425.99
            Indenture Trustee Fee (2 bp)                                                                 2,283.99
                                                                                                   --------------
      Total Payments to Trustee                                                                          5,709.98
                                                                                                   ==============

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Mar-00
Payment Date            25-Apr-00
Prior Payment Date      27-Mar-00

PAYMENTS TO NOTEHOLDERS


                                                                                                                          Percentage
                                   Beginning                                   (Regular)  (Additional)             End        of all
                    Initial        of Period    Interest       Interest       Principal     Principal        of Period         Notes
Class               Balance          Balance        Rate           Paid            Paid          Paid          Balance   Outstanding
------------------------------------------------------------------------------------------------------------------------------------
A-1           50,293,842.00    12,398,226.86      5.777%      57,697.56    5,306,709.67          0.00     7,091,517.19         5.57%
A-2           40,759,879.00    40,759,879.00      6.590%     223,839.67            0.00          0.00    40,759,879.00        32.00%
A-3           18,280,718.00    18,280,718.00      6.890%     104,961.79            0.00          0.00    18,280,718.00        14.35%
A-4           48,544,491.00    48,544,491.00      7.070%     286,007.96            0.00          0.00    48,544,491.00        38.12%
------------------------------------------------------------------------------------------------------------------------------------
Class A      157,878,930.00   119,983,314.86                 672,506.98    5,306,709.67          0.00   114,676,605.19        90.04%
------------------------------------------------------------------------------------------------------------------------------------
B              7,434,742.00     7,434,742.00      7.300%      45,228.01            0.00          0.00     7,434,742.00         5.84%
C              3,936,040.00     3,936,040.00      8.070%      26,469.87            0.00          0.00     3,936,040.00         3.09%
D              1,312,013.00     1,312,013.00     10.480%      11,458.25            0.00          0.00     1,312,013.00         1.03%
------------------------------------------------------------------------------------------------------------------------------------
Total Notes  170,561,725.00   132,666,109.86                 755,663.11    5,306,709.67          0.00   127,359,400.19       100.00%
------------------------------------------------------------------------------------------------------------------------------------
                 0.03076923

                                               Target
                         (defined)           Investor
                            Class           Principal         Class
Class                  Percentage              Amount        Floors
--------------------------------------------------------------------------------
A                        86.3158%      113,706,186.74
B                         5.9649%        7,857,744.77           --
C                         3.1579%        4,159,982.65           --
D                         1.0526%        1,386,660.53           --

(Retained) Certificate Balance           4,373,378.73


Monthly Principal Amount                                            5,306,709.67
Overcollateralization Balance (prior)                               4,373,378.73
Overcollateralization Balance (current)                             4,373,378.73
Cumulative Loss Amount                                                      0.00
Additional Principal                                                        0.00


DISTRIBUTION OF FUNDS

Pursuant to Section 7.05(a) of the Sale and Servicing Agmt

Available Funds                                                     7,063,519.31
Reserve Account Draw                                                        0.00
Servicing Fee Paid & Reimb. of Advances                               935,207.63
Back-up Servicer Fee Paid                                               3,425.99
Trustee Fee Paid                                                        2,283.99
Note Interest Paid                                                    755,663.11
Note Principal Paid                                                 5,306,709.67
Reserve Account Deposit                                                     0.00
Reserve Account Withdrawal                                                  0.00
                                                                    ------------
Remainder to Certificateholder                                         60,228.93

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                 31-Mar-00
Payment Date                 25-Apr-00
Prior Payment Date           27-Mar-00

Delinquent Contracts

---------------------------------------------------------------------------------------------------------------
Days Delinquent         Number of Leases        Agg Contract Balance          Percentage    Agg Monthly Payment
---------------------------------------------------------------------------------------------------------------
Current                              542              118,280,175.15              88.99%           4,974,395.33
1-30                                  92               13,683,101.33              10.29%             567,842.21
31-60                                 16                  925,357.97               0.70%              37,775.49
61-90                                  4                        0.00               0.00%               1,401.67
91-120                                 2                   22,027.79               0.02%                 987.92

Total                                656              132,910,662.24             100.00%           5,582,402.62


** Minor differences attributable to rounding.

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                   31-Mar-00
Payment Date                   25-Apr-00
Prior Payment Date             27-Mar-00

Prepayed Contracts

--------------------------------------------------------------------------------
Lease Number               Lessee                  ADLB
--------------------------------------------------------------------------------
3325                    Charlex, Inc.           390,107.21
                                              ------------
Total                                         $ 390,107.21
                                              ============
Total number of contracts                             1.00
                                              ------------

Defaulted Contracts

--------------------------------------------------------------------------------
Lease Number                Lessee             ADLB      Recoveries    Net Loss
--------------------------------------------------------------------------------
006080.N10           Arthur Anderson, LLP    13,716.82     1,842.00    11,874.82
006080.N13-01        Arthur Anderson, LLP    18,306.16       854.26    17,451.90
006080.N13-03        Arthur Anderson, LLP    18,306.16     1,281.39    17,024.77
006080.N13-04        Arthur Anderson, LLP    18,306.16     1,281.39    17,024.77
006742.N1-04         Fedders Corp.           16,237.86       703.35    15,534.51
                                            ------------------------------------
Total                                       $84,873.16   $ 5,962.39   $78,910.77
                                            ====================================
Total number of contracts                         5.00
                                            ==========